Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024	$2,000,000	$249.00

(1)

The total filing fee of $249.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 974 dated December 11, 2017 (To Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and
Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene Corporation
and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

■	Linked to the lowest performing of the common stock of Celgene Corporation and the common stock of Gilead Sciences, Inc. (each referred to as an “Underlying Stock”)
■

Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price

■

Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the calculation day for that quarter is greater than or equal to its threshold price. However, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its threshold price, you will not receive any contingent coupon for the relevant quarter. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate is 9.00% per annum

■

Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the quarterly calculation days from December 2018 to September 2024, inclusive, is greater than or equal to its starting price, we will automatically call the securities for the original offering price plus a final contingent coupon payment

■

Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 45%, and possibly all, of the original offering price of your securities

■	The threshold price for each Underlying Stock is equal to 55% of its starting price
■

If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its stock closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of either Underlying Stock and will not receive any dividends paid on either Underlying Stock

■

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue either Underlying Stock for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $955.50 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$39.00	$961.00
Total	$2,000,000.00	$78,000.00	$1,922,000.00

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Investment Description

The Principal at Risk Securities Linked to the Lowest Performing of the common stock of Celgene Corporation and the common stock of Gilead Sciences, Inc. due December 16, 2024 are senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the stock closing price of the lowest performing of the common stock of Celgene Corporation and the common stock of Gilead Sciences, Inc. (each referred to as an “Underlying Stock”) on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price. The securities provide:

(i)

quarterly contingent coupon payments at a rate of 9.00% per annum until the earlier of stated maturity or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the applicable quarterly calculation day is greater than or equal to 55% of its starting price;

(ii)

the possibility of an automatic early call of the securities for an amount equal to the original offering price plus a final contingent coupon payment if the stock closing price of the lowest performing Underlying Stock on any of the quarterly calculation days from December 2018 to September 2024, inclusive, is greater than or equal to its starting price; and

(iii)	if the securities are not automatically called prior to stated maturity:

(a)

repayment of the original offering price if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day has not declined by more than 45% from its starting price; and

(b)

full exposure to the decline in the price of the lowest performing Underlying Stock on the final calculation day from its starting price if the lowest performing Underlying Stock has declined by more than 45% from its starting price.

If the stock closing price of the lowest performing Underlying Stock on any quarterly calculation day is less than 55% of its starting price, you will not receive any contingent coupon payment for that quarter. If the securities are not automatically called prior to stated maturity and the stock closing price of the lowest performing Underlying Stock on the final calculation day has declined by more than 45% from its starting price, you will lose more than 45%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the stock closing price of the lowest performing Underlying Stock on the final calculation day has declined by more than 45% from its starting price.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of either Underlying Stock, but you will be fully exposed to the decline in the lowest performing Underlying Stock on the final calculation day if the securities are not automatically called prior to stated maturity and the stock closing price of the lowest performing Underlying Stock on the final calculation day has declined by more than 45% from its starting price.

All payments on the securities are subject to the credit risk of Wells Fargo.

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably.

The securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of both Underlying Stocks. Unlike those alternative investments, the securities will be subject to the full risks of both Underlying Stocks, with no offsetting benefit from the better performing Underlying Stock. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the potential contingent coupon payments that the securities offer. Because the securities may be adversely affected by poor performance by either Underlying Stock, you should not invest in the securities unless you understand and are willing to accept the full downside risks of both Underlying Stocks.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Investment Description (Continued)

You should read this pricing supplement together with the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Investment Description (Continued)

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 6-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Investor Considerations

We have designed the securities for investors who:

■

seek an investment with contingent quarterly coupon payments at a rate of 9.00% per annum until the earlier of stated maturity or automatic call, if, and only if, the stock closing price of the lowest performing Underlying Stock on the applicable quarterly calculation day is greater than or equal to 55% of its starting price;

■

understand that if the stock closing price of the lowest performing Underlying Stock on the final calculation day has declined by more than 45% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from its starting price and will lose more than 45%, and possibly all, of the original offering price at stated maturity;

■

are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the original offering price per security at maturity;

■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;

■

understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day and that they will not benefit in any way from the performance of the better performing Underlying Stock;

■	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of both Underlying Stocks;

■	understand and are willing to accept the full downside risks of both Underlying Stocks;

■	are willing to forgo participation in any appreciation of either Underlying Stock and dividends on either Underlying Stock; and

■	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	require full payment of the original offering price of the securities at stated maturity;

■	seek a security with a fixed term;

■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

■	are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 45% from its starting price;

■	seek certainty of current income over the term of the securities;

■	seek exposure to the upside performance of either or both Underlying Stock;

■

seek exposure to a basket composed of both Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

■	are unwilling to accept the risk of exposure to the Underlying Stocks;

■	are unwilling to accept the credit risk of Wells Fargo; or

■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Terms of the Securities

Market Measures:

The common stock of Celgene Corporation and the common stock of Gilead Sciences, Inc. (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.”

Pricing Date:	December 11, 2017.

Issue Date:	December 14, 2017. (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its threshold price.

If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Each quarterly contingent coupon payment, if any, will be calculated per security as follows: $1,000 × contingent coupon rate × (90/360). Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or both Underlying Stocks, the related contingent coupon payment date will be three business days after the last calculation day as postponed.

Contingent Coupon Rate:	The “contingent coupon rate” is 9.00% per annum.

Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on any of the quarterly calculation days from December 2018 to September 2024, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment. The securities will not be subject to automatic call until the fourth quarterly calculation day, which is approximately one year after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the 11th day of each March, June, September and December, commencing March 2018 and ending September 2024, and the final calculation day, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to December 11, 2024 as the “final calculation day.”

Call Settlement Date:

Three business days after the applicable calculation day (as such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable). If a calculation day is postponed with respect to one or both Underlying Stocks, the related call settlement date will be three business days after the last calculation day as postponed.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Terms of the Securities (Continued)

Stated Maturity Date:

December 16, 2024. If the final calculation day is postponed, the stated maturity date will be the later of (i) December 16, 2024 and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Payment at Stated Maturity:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon payment, if any). The “redemption amount” per security will equal:

	•	if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price: $1,000; or

	•	if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 45%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of either Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its threshold price.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Underlying Stock:

For any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that calculation day (as such calculation day may be postponed for one or both Underlying Stocks pursuant to “—Postponement of a Calculation Day” below, if applicable).

Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).

Stock Closing Price:

The “stock closing price” with respect to each Underlying Stock on a calculation day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such calculation day.

Adjustment Factor:

The “adjustment factor” for each Underlying Stock is initially 1.0. The adjustment factor for each Underlying Stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “Additional Terms of the Securities—Adjustment Events” below

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Terms of the Securities (Continued)

Starting Price:

With respect to the common stock of Celgene Corporation: $108.00, its stock closing price on the pricing date.

With respect to the common stock of Gilead Sciences, Inc.: $75.88, its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.

Threshold Price:

With respect to the common stock of Celgene Corporation: $59.40, which is equal to 55% of its starting price.

With respect to the common stock of Gilead Sciences, Inc.: $41.734, which is equal to 55% of its starting price.

Postponement of a Calculation Day:

If any calculation day is not a trading day with respect to either Underlying Stock, such calculation day for each Underlying Stock will be postponed to the next succeeding day that is a trading day with respect to each Underlying Stock. A calculation day for an Underlying Stock is also subject to postponement due to the occurrence of a market disruption event with respect to such Underlying Stock on such calculation day. See “Additional Terms of the Securities—Market Disruption Events.”

Calculation Agent:	Wells Fargo Securities, LLC

No Listing:	The securities will not be listed on any securities exchange or automated quotation system.

Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $39.00 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	95000E4V8

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing Underlying Stock on the related quarterly calculation day.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock with the lowest performance factor on that calculation day. The performance factor of an Underlying Stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the redemption amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day. The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the redemption amount based on the ending price of the lowest performing Underlying Stock, as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Stock is not relevant to your return on the securities.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a payment at stated maturity that will be equal to or less than the original offering price per security, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the payment you receive at stated maturity will be reduced by an amount equal to the decline in the price of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The threshold price for each Underlying Stock is 55% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 45.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 45.1% of the original offering price per security. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, the amount you receive at stated maturity will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Seven-Year Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the stock closing price of the lowest performing Underlying Stock is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire seven-year term of the securities.

The Securities Are Subject To The Full Risks Of Both Underlying Stocks And Will Be Negatively Affected If Either Underlying Stock Performs Poorly, Even If The Other Underlying Stock Performs Favorably.

You are subject to the full risks of both Underlying Stocks. If either Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of one Underlying Stock could offset the poor performance of the other Underlying Stock. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of both Underlying Stocks. You should not invest in the securities unless you understand and are willing to accept the full downside risks of both Underlying Stocks.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stock.

Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. Although it is necessary for both Underlying Stocks to close above their respective threshold prices on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Risk Factors (Continued)

Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stock would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that either one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlying Stock will be over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Either Underlying Stock.

Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the price of either Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of either or both of the Underlying Stocks.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price per security at maturity. The volatility of the Underlying Stocks and the correlation between the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation between the Underlying Stocks as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the stock closing price of at least one Underlying Stock will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

An Investment In The Securities May Be More Risky Than An Investment In Securities With A Shorter Term.

The securities have a term of seven years, subject to the automatic call feature. By purchasing securities with a longer term, you will be subject to all the risks of the securities for a longer period of time, which may increase the potential negative impact of those risks. For example, if the stock closing price of either Underlying Stock declines below its threshold price and remains below its threshold price for an extended period of time, you may be more adversely affected by that decline as a holder of the securities than you would be if you held otherwise comparable securities with a shorter term, because the period of time during which you may hold an investment that pays no interest may be longer. Similarly, if general market interest rates rise, so that the contingent coupon rate payable on the securities compares less favorably to interest rates payable on less risky conventional fixed rate debt securities, the negative impact of that increase on the securities is likely to be greater than it would be if the securities had a shorter term. If you tried

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Risk Factors (Continued)

to sell your securities at a time when the risks of the securities have increased, the value of your securities in any secondary market transaction would likely be more adversely affected by these risks than if the securities had a shorter term.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue either Underlying Stock for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 6-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the price of each Underlying Stock at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Risk Factors (Continued)

to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Performance of the Underlying Stocks. The value of the securities prior to maturity will depend substantially on the price of each Underlying Stock. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the lowest performing Underlying Stock at such time is less than, equal to or not sufficiently above its starting price or its threshold price.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•

Volatility Of The Underlying Stocks. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Underlying Stocks changes.

•

Correlation Between The Underlying Stocks. Correlation refers to the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation between the Underlying Stocks may be positive, zero or negative. The value of the securities is likely to decrease if the correlation between the Underlying Stocks decreases.

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current prices of the Underlying Stocks. This difference will most likely reflect a discount due to expectations and uncertainty concerning the prices of the Underlying Stocks during the period of time still remaining to the stated maturity date.

•	Dividend Yields On The Underlying Stocks. The value of the securities may be affected by the dividend yields on the Underlying Stocks.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of either or both of the Underlying Stocks. Because numerous factors are expected to affect the value of the securities, changes in the price of the Underlying Stocks may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stocks During The Term Of The Securities.

It is impossible to predict whether the market prices of the Underlying Stocks will rise or fall. The Underlying Stocks have performed differently in the past and are expected to perform differently in the future. The market prices of the Underlying Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the Underlying Stock Issuers. Accordingly, any historical performances of the Underlying Stocks does not provide an indication of the future performances of the Underlying Stocks.

You Will Not Have Any Shareholder Rights.

Investing in the securities is not equivalent to investing in any of the Underlying Stocks. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any of the Underlying Stocks.

The Securities May Become Linked To The Common Stock Of Companies Other Than The Original Underlying Stock Issuers.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Risk Factors (Continued)

Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. In the event of such a corporate event, the equity-linked nature of the securities would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section entitled “Additional Terms of the Securities—Adjustment Events.” The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the securities.

We Cannot Control Actions By The Underlying Stock Issuers.

Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day, the ending price of such Underlying Stock and the value of the securities. We are not affiliated with either of the Underlying Stock Issuers. The Underlying Stock Issuers will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. The Underlying Stock Issuers will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. The Underlying Stock Issuers will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts payable on the securities.

We And Our Affiliates Have No Affiliation With Either Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with either Underlying Stock Issuer. This pricing supplement relates only to the securities and does not relate to the Underlying Stocks. The material provided herein concerning the Underlying Stock Issuers is derived from publicly available documents concerning such companies without independent verification. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor the agent knows whether the Underlying Stock Issuers have disclosed all events occurring before the date of this pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning the Underlying Stock Issuers could affect the value of the securities and the amount payable on the securities. You, as an investor in the securities, should make your own investigation into the Underlying Stock Issuers.

In addition, there can be no assurance that either Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that either Underlying Stock Issuer ceases to be subject to such reporting requirements and the securities continue to be outstanding, pricing information for the securities may be more difficult to obtain and the value and liquidity of the securities may be adversely affected. Neither we nor any agent is responsible for the public disclosure of information by either Underlying Stock Issuer, whether contained in filings with the Securities and Exchange Commission (the “SEC”) or otherwise.

You Have Limited Antidilution Protection.

The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the market value of the securities. See “Additional Terms of the Securities—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to either Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that calculation day. If such a

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Risk Factors (Continued)

postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the stock closing price of each Underlying Stock on each calculation day, the ending price of each Underlying Stock, whether the securities are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to either Underlying Stock on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Underlying Stock; determining the stock closing price of an Underlying Stock if a calculation day is postponed with respect to that Underlying Stock to the last day to which it may be postponed and a market disruption event occurs with respect to that Underlying Stock on that day; determining the stock closing price of an Underlying Stock if it is not otherwise available; adjusting the adjustment factor for an Underlying Stock in certain circumstances; and if a replacement stock event occurs with respect to an Underlying Stock, selecting a replacement stock to be substituted for such Underlying Stock and making certain other adjustments to the terms of the securities. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the Underlying Stocks. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Underlying Stocks. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Underlying Stocks could adversely affect the price of the applicable Underlying Stock and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Underlying Stocks from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Underlying Stocks published on or prior to the pricing date could result in an increase in the prices of the Underlying Stocks on the pricing date, which would adversely affect investors in the securities by increasing the price at which each Underlying Stock must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with an Underlying Stock Issuer may adversely affect the price of such Underlying Stock. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the Underlying Stock Issuers, including making loans to those Underlying Stock Issuers (including exercising creditors’ remedies with respect to such loans), making equity investments in those Underlying Stock Issuers or providing investment banking, asset management or other advisory services to those Underlying Stock Issuers. These business activities could adversely affect the price of such Underlying Stock and, therefore, could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the Underlying

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Risk Factors (Continued)

Stock Issuers. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire the Underlying Stocks or listed or over-the-counter derivative or synthetic instruments related to the Underlying Stocks. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the Underlying Stocks, or derivative or synthetic instruments related to the Underlying Stocks, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the Underlying Stocks. These hedging activities could potentially adversely affect the prices of the Underlying Stocks and, therefore, could adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the Underlying Stocks. Our affiliates or any participating dealer or its affiliates may engage in trading in the Underlying Stocks and other instruments relating to the Underlying Stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the Underlying Stocks and, therefore, could adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to any concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2017 or 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical payment at stated maturity per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
55.00%	$1,000.00
54.00%	$540.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of the better performing Underlying Stock is not relevant to your return on the securities.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on a quarterly contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume the hypothetical starting price, threshold price and stock closing prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for either Underlying Stock. The actual starting price and threshold price for each Underlying Stock are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth under the sections titled “Celgene Corporation” and “Gilead Sciences, Inc.” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	The Common Stock of Celgene Corporation	The Common Stock of Gilead Sciences, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$90.00	$95.00
Hypothetical threshold price:	$55.00	$55.00
Performance factor (stock closing price on calculation day divided by starting price):	90.00%	95.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the common stock of Celgene Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $22.50 per security, which is the product of $1,000 × 9.00% per annum × (90/360), rounded to the nearest cent.

Example 2. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	The Common Stock of Celgene Corporation	The Common Stock of Gilead Sciences, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$54.00	$125.00
Hypothetical threshold price:	$55.00	$55.00
Performance factor (stock closing price on calculation day divided by starting price):	54.00%	125.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the common stock of Celgene Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Hypothetical Contingent Coupon Payments (Continued)

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the stock closing price of the better performing Underlying Stock on the relevant calculation day is greater than its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The performance of the better performing Underlying Stock is not relevant to your return on the securities.

Example 3. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon payment.

	The Common Stock of Celgene Corporation	The Common Stock of Gilead Sciences, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$115.00	$105.00
Hypothetical threshold price:	$55.00	$55.00
Performance factor (stock closing price on calculation day divided by starting price):	115.00%	105.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the common stock of Gilead Sciences, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,022.50 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Hypothetical Payment at Maturity

Set forth below are three examples of calculations of the redemption amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for either Underlying Stock. The actual starting price and threshold price for each Underlying Stock are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth under the sections titled “Celgene Corporation” and “Gilead Sciences, Inc.” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, the redemption amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	The Common Stock of Celgene Corporation	The Common Stock of Gilead Sciences, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$145.00	$125.00
Hypothetical threshold price:	$55.00	$55.00
Performance factor (ending price divided by starting price):	145.00%	125.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Gilead Sciences, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical threshold price, the redemption amount would equal the original offering price. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than its threshold price, the redemption amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	The Common Stock of Celgene Corporation	The Common Stock of Gilead Sciences, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00
Hypothetical threshold price:	$55.00	$55.00
Performance factor (ending price divided by starting price):	80.00%	115.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Celgene Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Hypothetical Payment at Maturity (Continued)

Since the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price, but not by more than 45%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the redemption amount is less than the original offering price of your securities at maturity and you do not receive a final contingent coupon payment:

	The Common Stock of Celgene Corporation	The Common Stock of Gilead Sciences, Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$120.00	$40.00
Hypothetical threshold price:	$55.00	$55.00
Performance factor (ending price divided by starting price):	120.00%	40.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Gilead Sciences, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the redemption amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price by more than 45%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to $400.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

= $1,000 × 40.00%

= $400.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $400.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of either Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, even if the ending price of the other Underlying Stock has appreciated or has not declined below its threshold price.

To the extent that the starting price, threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•

if such Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the closing price for one share of such Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board on such day.

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of WFS or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing prices of the Underlying Stocks under certain circumstances;

•	determine if adjustments are required to the closing price or adjustment factor of an Underlying Stock under various circumstances; and

•	under certain circumstances, select a replacement stock for an Underlying Stock.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities (Continued)

Market Disruption Events

A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

•

a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•

such Underlying Stock does not trade on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be market disruption events:

•

a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to such Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

If a market disruption event occurs or is continuing with respect to an Underlying Stock on any calculation day, then such calculation day for such Underlying Stock will be postponed to the first succeeding trading day for such Underlying Stock on which a market disruption event for such Underlying Stock has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Underlying Stock after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Underlying Stock. If a calculation day has been postponed eight trading days for an Underlying Stock after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Underlying Stock on such eighth trading day, the calculation agent will determine the closing price of such Underlying Stock on such eighth trading day by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day. Notwithstanding the postponement of a calculation day for an Underlying Stock due to a market disruption event with respect to such Underlying Stock on such calculation day, the originally scheduled calculation day will remain the calculation day for the other Underlying Stock if such other Underlying Stock is not affected by a market disruption event on such day.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities (Continued)

Adjustment Events

The adjustment factor for each Underlying Stock is initially 1.0. However, the adjustment factor for each Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your securities, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—You Have Limited Antidilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock. Adjustments will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day (the “adjustment period”).

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on the such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an antidilution adjustment to the adjustment factor of an Underlying Stock during the term of the securities be deemed to change the face amount per security.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an antidilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities (Continued)

States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

•	the number of shares issued with respect to one share of such Underlying Stock, and

•	the prior adjustment factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

The adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “ —Reorganization Events” below, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities (Continued)

•

a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•

a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•

the product of (1) the total number of additional shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

•

the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•

the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities (Continued)

•

the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the adjustment factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

•

an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•

cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate. In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.

If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this pricing supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:

(a)	if such Underlying Stock continues to be outstanding:

(1)

that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or

(b)	if such Underlying Stock is surrendered for reorganization property:

(1)

that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities (Continued)

(i)

if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)

if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the adjustment factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new adjustment factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of Wells Fargo, the hedging counterparties of Wells Fargo or any of their affiliates that would materially limit the ability of Wells Fargo, the hedging counterparties of Wells Fargo or any of their affiliates to hedge the securities with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced by the securities (equal to the product of (a) (i) $100 divided by (ii) the starting price of the applicable Underlying Stock, (b) the adjustment factor that would be in effect immediately after selection of such stock as the replacement stock and (c) (i) the aggregate face amount outstanding divided by (ii) $1,000) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the replacement stock event (an “excess ADTV stock”).

If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Additional Terms of the Securities (Continued)

in effect on the trading day immediately prior to the effective date of such reorganization event. If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.

The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock (a) for which there is no trading restriction and (b) that is not an excess ADTV stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer. If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The redemption amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Information About The Underlying Stocks

Each Underlying Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Room, 100 F Street, NE, Washington, DC 20549. Copies of this material can also be obtained from the Office of Investor Education and Advocacy of the SEC, at prescribed rates. In addition, information filed by each Underlying Stock Issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each Underlying Stock Issuer under the Exchange Act can be located by reference to its applicable SEC file number (as set forth below). Information about an Underlying Stock may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from the applicable Underlying Stock Issuer’s website. None of such publicly available information is incorporated by reference into this pricing supplement.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlying Stocks or other securities of the Underlying Stock Issuers. In connection with the issuance of the securities, neither we nor the agent has participated in the preparation of either Underlying Stock Issuer’s public filings or made any due diligence inquiry with respect to either Underlying Stock Issuer. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of such public filings or other publicly available information) that would affect the price of either Underlying Stock (and therefore the price of such common stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning either Underlying Stock Issuer could affect any payments on the securities.

The Underlying Stock Issuers are not involved in this offering of securities in any way and will have no obligation of any kind with respect to the securities. We, the agent and our affiliates may at present, or from time to time in the future, engage in business with an Underlying Stock Issuer, including extending loans to (and exercising creditors’ remedies with respect to such loans), or making equity investments in, an Underlying Stock Issuer, and in the course of such business, we, the agent or our affiliates may have obtained or may in the future obtain material non-public information regarding an Underlying Stock Issuer, or any affiliate of an Underlying Stock Issuer, and none of we, the agent or any such affiliate undertakes to disclose any such information to purchasers of the securities. We, the agent and our affiliates from time to time may publish research reports with respect to an Underlying Stock. Such research reports may or may not recommend that investors buy or hold an Underlying Stock. We, the agent and our affiliates do not undertake to inform purchasers of the securities of any changes (positive or negative) to the recommendations contained in future research reports.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Celgene Corporation

According to publicly available information, Celgene Corporation is a global biopharmaceutical company engaged primarily in the discovery, development and commercialization of therapies for treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. Its SEC file number is 001-34912. The principal U.S. exchange on which the common stock of Celgene Corporation is listed on is the Nasdaq Global Select Market, where it trades under the ticker symbol “CELG.”

Historical Information

We obtained the closing prices of the common stock of Celgene Corporation listed below from Bloomberg Financial Markets, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Celgene Corporation for the period from January 1, 2007 to December 11, 2017. The closing price on December 11, 2017 was $108.00. The historical performance of the common stock of Celgene Corporation should not be taken as an indication of the future performance of the common stock of Celgene Corporation during the term of the securities.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Celgene Corporation (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the common stock of Celgene Corporation for each quarter in the period from January 1, 2007 through September 30, 2017 and for the period from October 1, 2017 to December 11, 2017.

	High	Low	Last
2007
First Quarter	$29.02	$25.10	$26.23
Second Quarter	$32.99	$26.90	$28.67
Third Quarter	$36.10	$28.35	$35.66
Fourth Quarter	$37.59	$23.11	$23.11
2008
First Quarter	$30.91	$23.15	$30.65
Second Quarter	$32.82	$28.45	$31.94
Third Quarter	$38.51	$28.00	$31.64
Fourth Quarter	$32.62	$23.63	$27.64
2009
First Quarter	$28.25	$19.98	$22.20
Second Quarter	$24.17	$19.01	$23.92
Third Quarter	$28.90	$23.01	$27.95
Fourth Quarter	$28.66	$25.11	$27.84
2010
First Quarter	$32.51	$27.39	$30.98
Second Quarter	$31.70	$25.41	$25.41
Third Quarter	$29.23	$24.51	$28.81
Fourth Quarter	$31.48	$27.78	$29.57
2011
First Quarter	$30.01	$24.75	$28.77
Second Quarter	$30.48	$27.68	$30.16
Third Quarter	$32.78	$25.93	$30.96
Fourth Quarter	$34.01	$30.11	$33.80
2012
First Quarter	$39.25	$33.61	$38.76
Second Quarter	$40.15	$29.73	$32.08
Third Quarter	$38.64	$31.48	$38.20
Fourth Quarter	$41.04	$35.65	$39.36
2013
First Quarter	$57.96	$40.55	$57.96
Second Quarter	$65.09	$56.10	$58.46
Third Quarter	$77.31	$59.46	$76.97
Fourth Quarter	$85.39	$72.23	$84.48
2014
First Quarter	$85.97	$69.65	$69.80
Second Quarter	$86.80	$68.45	$85.88
Third Quarter	$96.21	$83.13	$94.78
Fourth Quarter	$118.68	$86.38	$111.86
2015
First Quarter	$128.50	$110.51	$115.28
Second Quarter	$120.34	$107.54	$115.74
Third Quarter	$139.01	$104.79	$108.17
Fourth Quarter	$127.20	$106.55	$119.76
2016
First Quarter	$117.96	$96.69	$100.09
Second Quarter	$110.57	$94.85	$98.63
Third Quarter	$116.27	$100.25	$104.53
Fourth Quarter	$124.16	$97.63	$115.75
2017
First Quarter	$126.88	$111.53	$124.43
Second Quarter	$134.31	$114.41	$129.87
Third Quarter	$145.82	$127.43	$145.82
October 1, 2017 to December 11, 2017	$146.52	$98.17	$108.00

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Gilead Sciences Inc.

According to publicly available information, Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes medicines in areas of medical need. Its SEC file number is 001-19731. The principal U.S. exchange on which the common stock of Gilead Sciences, Inc. is listed on is the Nasdaq Global Select Market, where it trades under the ticker symbol “GILD.”

Historical Information

We obtained the closing prices of the common stock of Gilead Sciences, Inc. listed below from Bloomberg Financial Markets, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Gilead Sciences, Inc. for the period from January 1, 2007 to December 11, 2017. The closing price on December 11, 2017 was $75.88. The historical performance of the common stock of Gilead Sciences, Inc. should not be taken as an indication of the future performance of the common stock of Gilead Sciences, Inc. during the term of the securities.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Gilead Sciences Inc. (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the common stock of Gilead Sciences, Inc. for each quarter in the period from January 1, 2007 through September 30, 2017 and for the period from October 1, 2017 to December 11, 2017.

	High	Low	Last
2007
First Quarter	$19.13	$15.68	$19.13
Second Quarter	$21.06	$19.13	$19.39
Third Quarter	$20.56	$17.84	$20.44
Fourth Quarter	$23.87	$20.61	$23.01
2008
First Quarter	$25.77	$21.46	$25.77
Second Quarter	$28.32	$24.98	$26.48
Third Quarter	$28.55	$21.22	$22.79
Fourth Quarter	$25.67	$18.74	$25.57
2009
First Quarter	$26.40	$21.86	$23.16
Second Quarter	$24.19	$20.72	$23.42
Third Quarter	$24.91	$22.12	$23.29
Fourth Quarter	$23.75	$21.28	$21.64
2010
First Quarter	$24.73	$21.63	$22.74
Second Quarter	$23.18	$16.46	$17.14
Third Quarter	$18.26	$15.93	$17.81
Fourth Quarter	$20.17	$17.68	$18.12
2011
First Quarter	$21.26	$18.29	$21.22
Second Quarter	$21.41	$19.42	$20.71
Third Quarter	$21.61	$17.67	$19.40
Fourth Quarter	$21.40	$18.13	$20.47
2012
First Quarter	$28.01	$20.93	$24.43
Second Quarter	$26.36	$22.70	$25.64
Third Quarter	$33.89	$25.33	$33.17
Fourth Quarter	$38.17	$32.43	$36.73
2013
First Quarter	$48.93	$37.49	$48.93
Second Quarter	$56.41	$47.20	$51.21
Third Quarter	$64.32	$51.66	$62.84
Fourth Quarter	$75.20	$58.90	$75.15
2014
First Quarter	$83.95	$68.55	$70.86
Second Quarter	$83.02	$65.48	$82.91
Third Quarter	$109.43	$85.07	$106.45
Fourth Quarter	$114.22	$89.45	$94.26
2015
First Quarter	$107.18	$94.91	$98.13
Second Quarter	$122.21	$97.72	$117.08
Third Quarter	$119.60	$94.80	$98.19
Fourth Quarter	$110.96	$97.54	$101.19
2016
First Quarter	$100.30	$82.71	$91.86
Second Quarter	$102.29	$78.25	$83.42
Third Quarter	$88.55	$76.89	$79.12
Fourth Quarter	$78.47	$71.61	$71.61
2017
First Quarter	$76.38	$65.59	$67.92
Second Quarter	$71.92	$64.12	$70.78
Third Quarter	$85.47	$69.25	$81.02
October 1, 2017 to December 11, 2017	$83.52	$71.15	$75.88

PRS-35

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or

PRS-36

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Benefit Plan Investor Considerations (Continued)

holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-37

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a “real estate investment trust”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences or the potential application of the Medicare tax on investment income. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

PRS-38

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

United States Federal Tax Considerations (Continued)

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Even if the securities are treated for U.S. federal income tax purposes as prepaid derivative contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

PRS-39

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

United States Federal Tax Considerations (Continued)

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2017 or 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

PRS-40

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

United States Federal Tax Considerations (Continued)

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends. Because the treatment of the securities is unclear, it is also unclear whether and how the FATCA rules apply to the securities. However, it would be prudent to assume that withholding agents will treat coupon payments, and potentially other payments, with respect to the securities as subject to FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-41

Market Linked Securities—Auto-Callable with Contingent Coupon and

Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Celgene

Corporation and the Common Stock of Gilead Sciences, Inc. due December 16, 2024

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment therefor on or about the issue date specified in this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities at any time prior to the second business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

PRS-42